Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of First Eagle Real Estate Debt Fund of our report dated March 13, 2025 relating to the financial statement of First Eagle Real Estate Debt Fund, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm”, in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 26, 2025